Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

NEKTAR THERAPEUTICS

(A DELAWARE CORPORATION)

(amended and restated December 15, 2022)

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be as set forth in the Certificate of Incorporation of the corporation, as amended from time to time (the “Certificate of Incorporation”).

SECTION 2. OTHER OFFICES. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

SECTION 3. CORPORATE SEAL. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

SECTION 4. PLACE OF MEETINGS. Meetings of the stockholders of the corporation shall be held at such place, if any, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware (the “General Corporation Law”), Section 211(a)(2).

SECTION 5. ANNUAL MEETINGS.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Stockholders seeking to nominate persons for election to the Board of Directors must comply with paragraph (c) of this Section 5 or with Section 5A, and this paragraph (b) shall not be applicable to nominations except as expressly provided in paragraph (c) below or Section 5A, as applicable. To be properly brought before an annual meeting, business (other than nominations) must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (C) otherwise properly brought before the meeting in compliance with this Section 5 by a stockholder of the corporation who was a stockholder of record of the corporation at the time notice provided for in this Section 5 is delivered to the Secretary of the corporation and who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Bylaw as to a nomination or business. For such business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of this paragraph (b), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action under Delaware law. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such date of the annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the class or series and number of shares of capital stock of the corporation which are, directly or indirectly, owned beneficially and of record by the stockholder, or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”)), including any shares of any class or series of capital stock of the corporation as to which such stockholders or any of its affiliates or associates has a right to acquire beneficial ownership of at any time in the future (whether or not such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (v) a description of any agreement, arrangement or understanding (A) with respect to the proposal between or among such stockholder and/or such beneficial owner, any of its respective affiliates or associates, and any others acting in concert with any of the foregoing, or (B) entered into for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the corporation (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (vi) identification of the names and addresses of other stockholders or beneficial owners known by the stockholder and/or any beneficial owner to support director nominations or other business proposal(s) and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s) (vii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares, all or any of which is referred to herein as “Other Equity Interest”) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner (if any), whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, including without limitation, identification of the counterparty to each such Other Equity Interest and disclosure, for each such Other Equity Interest, as to (1) whether or not such Other Equity Interest conveys any voting rights, directly or indirectly, in such shares to such stockholder or beneficial owner or any of its affiliates or associates and (2) whether or not such Other Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (3) whether or not such stockholder or such beneficial owner, any of its affiliates or associates and/or, to the extent known, the counterparty to such Other Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Other Equity Interest, (viii)  any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the 1934 Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner or any of its affiliates or associates has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the corporation, (ix) any rights to dividends or other distributions on the shares of any class or series of capital stock of the corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner or any of its affiliates or associates that are separated or separable from the underlying shares of the corporation, (x) any performance-related fees (other than an asset-based fee) to which such stockholder or beneficial owner or any of its affiliates or associates, directly or indirectly, is entitled to receive based on any increase or decrease in the value of shares of any class or series of capital stock of the corporation, or any Other Equity Interests, (xi)(A) if such stockholder or beneficial owner is not a natural person, the identity of the natural person or persons associated with such stockholder or beneficial owner responsible for (1) the formulation of and decision to propose the director nomination or other business to be brought before the meeting and (2) making voting and investment decisions on behalf of the stockholder or beneficial owner (irrespective of whether such person or persons have “beneficial ownership” for purposes of Rule 13d-3 of the 1934 Act of any securities owned of record or beneficially by the stockholder or beneficial owner) (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such stockholder or beneficial owner and, the qualifications and background of such Responsible Person or (B) if such stockholder or beneficial owner is a natural person, the qualifications and background of such natural person, (xii) any equity interests or any Other Equity Interests in any principal competitor of the corporation beneficially owned by such stockholder or beneficial owner or any of its affiliates or associates, (xiii) any direct or indirect interest of such stockholder or beneficial owner or any of its affiliates or associates in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (xiv) any pending or threatened litigation in which such stockholder or beneficial owner or any of its affiliates or associates is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation, (xv) any material transaction occurring during the prior twelve months between such stockholder or beneficial owner or any of its affiliates or associates, on the one hand, and the corporation, any affiliate of the corporation or any principal competitor of the corporation, on the other hand; (xvi) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and an acknowledgement that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such business, as applicable, at such meeting, the corporation need not present such business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation, (xvii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required under applicable law to approve or adopt the proposal, or, in the case of a nomination or nominations, at least 67 percent of the voting power of all of the shares of capital stock of the Corporation entitled to vote on the election of directors, and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal or director nomination, as applicable, (xviii) a representation as to whether or not such stockholder or beneficial owner intends to solicit proxies in support of director nominees other than the corporation’s director nominees in accordance with Rule 14a-19 promulgated under the 1934 Act, and (xix) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal or consents by such stockholder and beneficial owner in support of the business or nomination proposed pursuant to Section 14(a) of the 1934 Act, and the rules and regulations promulgated thereunder (the disclosures to be made pursuant to the foregoing clauses (i) through (xix) are referred to, collectively, as “Material Ownership Interests”); provided, however, that the Material Ownership Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a proposing stockholder or beneficial owner solely as a result of being the stockholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner. The foregoing notice requirements of this paragraph (b) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the 1934 Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) or Section 5A shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at an annual meeting or at a special meeting of stockholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) only (A) by or at the direction of the Board of Directors or any committee thereof, (B) by any stockholder of the corporation who was a stockholder of record of the corporation at the time notice provided for in this paragraph (c) is delivered to, or mailed and received by, the Secretary of the corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this paragraph (c), or (C) with respect to nominations of persons for election to the Board of Directors of the corporation at an annual meeting of stockholders but not a special meeting of stockholders, by any stockholder pursuant to Section 5A. Any nomination made under clause (B) of this paragraph (c) shall be made pursuant to timely and proper notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 5. A stockholder’s notice for purposes of this paragraph (c) shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the corporation and any Other Equity Interest which are held of record or are beneficially owned by such person, its affiliates or associates (4) a description of all arrangements or understandings between or among the stockholder giving notice (and the beneficial owner, if any, on whose behalf such notice is given) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and beneficial owner, if any, or concerning the nominee’s potential service on the Board of Directors, (5) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the 1934 Act, (6) such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director of the corporation if elected and a written statement of such person’s intention to serve as a director for the full term for which such person is to stand for election; (7) an executed questionnaire pursuant to paragraph (h) of Section 5A of these Bylaws, (8) as to such stockholder giving notice and the beneficial owner, if any, on whose behalf such notice is given, the information required to be provided pursuant to paragraph (b) of this Section 5 with respect to a stockholder giving notice of business thereunder and the beneficial owner, if any, on whose behalf such notice is given, and (9) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected).

The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c) or in Section 5A. Such proposed nominee will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded notwithstanding that proxies in respect thereof may have been received by the corporation.

(d) A stockholder providing notice pursuant to paragraph (b) or (c) above or Section 5A, as the case may be, shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to paragraph (b) or (c) above or Section 5A, as applicable, shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting pursuant to paragraph (b) above, or any nomination made pursuant to paragraph (c) above or to Section 5A, was proposed or made, as the case may be, in accordance with the procedures set forth in paragraph (b) or paragraph (c) of Section 5 or in Section 5A, as the case may be, including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is brought or nomination is made, as applicable, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by paragraph (b) or paragraph (c) or Section 5A, as applicable) and (ii) if any proposed business or nomination was not proposed or made in compliance with paragraph (b) or paragraph (c) or Section 5A, as applicable, to declare that such proposed business or nomination shall be disregarded and not be presented for action to stockholders. Notwithstanding the foregoing provisions of this Section 5 or Section 5A, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present any proposed business or nominee, such proposed business shall be disregarded and not be presented for action to stockholders, and such nomination shall not be made, notwithstanding that proxies in respect thereof may have been received by the corporation.

(f) Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder, including, but not limited to, Rule 14a-19 of the 1934 Act, with respect to the matters set forth in this Section 5. If a stockholder fails to comply with any applicable requirements of the 1934 Act, including, but not limited to, Rule 14a-19 promulgated thereunder, such stockholder’s proposed nomination or proposed business shall be deemed to have not been made in compliance with this Bylaw and shall be disregarded. Any references in these Bylaws to the 1934 Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 5. Compliance with paragraphs (b) and (c) of this Section 5, or with Section 5A, as applicable, shall be the exclusive means for a stockholder to make nominations or submit other business (other than proposals properly made under and in compliance with Rule 14a-8 of the 1934 Act, as may be amended from time to time). Nothing in this Section 5 or in Section 5A shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the 1934 Act or (b) of the holders of any series of preferred stock of the corporation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(g)

(1) For purposes of this Section 5 and Section 5A, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of this Section 5 and Section 5A, to be considered a “qualified representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders to the chairman of the meeting.

(2) For purposes of this Section 5, “voting commitment” shall mean any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director of the corporation, will act or vote on any issue or question.

(3) For purposes of this Section 5, “compensation arrangement” means any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the candidacy, nomination, service or action as a nominee or as a director of the corporation.

(h) Notwithstanding the foregoing provisions of this Bylaw, unless otherwise required by law, (i) no stockholder or beneficial owner shall solicit proxies in support of director nominees other than the corporation’s nominees unless such stockholder or beneficial owner has complied with Rule 14a-19 promulgated under the 1934 Act in connection with the solicitation of such proxies, including the provision to the corporation of notices required thereunder and in accordance with the timing of such notices as set forth in Section 5(b) of these Bylaws, and (ii) if any stockholder or beneficial owner (A) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the 1934 Act, including the provision to the corporation of notices required thereunder and in accordance with the timing of such notices as set forth in Section 5(b) of these Bylaws, and (C) no other shareholder or beneficial owner has provided notice pursuant to, and in compliance with, Rule 14a-19 under the 1934 Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the 1934 Act, then such proposed nominee of such stockholder or beneficial owner shall be disqualified from nomination, then the corporation shall disregard any proxies or votes solicited for any proposed nominee of such stockholder or beneficial owner and no vote on the election of such proposed nominee shall occur. Upon request by the corporation, if any stockholder or beneficial owner provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, such stockholder or beneficial owner shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act.

(i) The number of nominees that a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) pursuant to this Section 5, shall not exceed the number of directors to be elected at such annual meeting.

SECTION 5A. PROXY ACCESS FOR DIRECTOR NOMINATIONS.

(a) Definitions. For purposes of this Section 5A and as otherwise provided in these Bylaws, the following terms shall have the following meanings:

(i) “affiliate” shall have the meaning ascribed thereto under the General Rules and Regulations under the 1934 Act.

(ii) “Authorized Group Member” shall mean, with respect to any nomination by a Nominating Group (as defined below), the member of that Nominating Group that is authorized to act on behalf of all members of that Nominating Group with respect to matters relating to the nomination, including withdrawal of the nomination.

(iii) “Compensation Arrangement” shall mean any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the corporation.

(iv) “Eligible Stockholder” shall mean a person who has either (A) been a record holder of shares of common stock of the corporation used to satisfy the eligibility requirements in paragraph (d) of this Section 5A continuously for the required three-year period or (B) provides to the Secretary of the corporation, within the time period referred to in paragraph (e) of this Section 5A, evidence of continuous Ownership of such shares for such three-year period from one or more securities intermediaries.

(v) “Maximum Number” shall mean that number of directors constituting the greater of (A) two or (B) 20% of the number of directors in office of the corporation on which a Nomination Notice may be submitted pursuant to this Section 5A (rounded down to the nearest whole number), which number shall be reduced as set forth in paragraph (c)(i) of this Section 5A.

(vi) “Minimum Percentage” shall mean 3% of the number of outstanding shares of common stock of the corporation as provided in the most recent 1934 Act filing made by the corporation with the SEC immediately prior to the submission of the Nomination Notice.

(vii) “Nominating Stockholder” shall mean any Eligible Stockholder or group of no more than 20 stockholders (a “Nominating Group”) that, individually and collectively, in the case of a Nominating Group, satisfies the requirements to qualify as an Eligible Stockholder, and that (A) has (individually and collectively, in the case of a Nominating Group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 5A (including, without limitation, the timely submission of a Nomination Notice that meets the requirements set forth in this Section 5A), and (B) has nominated a Stockholder Nominee.

(viii) “Nomination Notice” shall mean all information and documents that a Nominating Stockholder is required to submit to the Secretary of the corporation pursuant to paragraph (f) of Section 5A.

(ix) “Own” shall mean possession, with respect to those outstanding shares of common stock of the corporation entitled to vote generally for the election of directors of the corporation, of both: (A) the full voting and investment rights pertaining to such shares; and (B) the full economic and financial interest in (including the full and complete opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliate’s full right to vote or direct the voting of any such shares or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic Ownership of such shares by such stockholder or affiliate, other than any such arrangements solely involving a national or multi-national multi-industry market index. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (I) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice or less, or (II) the stockholder has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning,” “Ownership,” “Owner” and other variations of the word “Own” shall have correlative meanings.

(x) “Stock Exchange Rules” shall mean the rules of any stock exchange on which the corporation’s securities are traded.

(xi) “Stockholder Nominee” shall mean any person nominated for election pursuant to this Section 5A.

(xii) “Voting Commitment” shall mean any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director of the corporation, will act or vote on any issue or question.

(b) Proxy Access at Annual Meetings. Subject to the satisfaction of the requirements of this Section 5A, if expressly requested in the relevant Nomination Notice, the corporation shall include in its proxy statement for any annual meeting of stockholders:

(i) the name of any Stockholder Nominee, which shall also be included on the corporation’s form of proxy and ballot;

(ii) disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law, rule or regulation to be included in the proxy statement; and

(iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to paragraph (g)(iii) of this Section 5A), but only if such statement does not exceed 500 words.

For the avoidance of doubt, the provisions of this Section 5A shall not apply to a special meeting of stockholders, and the corporation shall not be required to include a director nominee of a stockholder or group of stockholders under this Section 5A in the corporation’s proxy statement or form of proxy or ballot for any special meeting of stockholders.

(c) Maximum Number of Stockholder Nominees.

(i) The corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than the Maximum Number. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in paragraph (e) of this Section 5A but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number for a particular annual meeting shall be reduced by:

(A) Stockholder Nominees whose nominations for election at such annual meeting are subsequently withdrawn;

(B) Stockholder Nominees whom the Board of Directors itself decides to nominate for election at such annual meeting;

(C) the number of incumbent directors or director candidates (including, without limitation, candidates who are not Stockholder Nominees) that in either case will be included in the corporation’s proxy materials for an annual meeting of stockholders as unopposed (by the corporation) nominees pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders; and

(D) the number of incumbent directors who were Stockholder Nominees with respect to any of the preceding three annual meetings of stockholders.

(ii) Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 5A shall rank such Stockholder Nominees based on the order that the Nominating Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Nominating Stockholders pursuant to this Section 5A exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 5A from each Nominating Stockholder will be selected for inclusion in the corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation that each Nominating Stockholder disclosed as Owned in its respective Nomination Notice submitted to the corporation. This selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached.

(d) Eligible Stockholders.

(i) An Eligible Stockholder or Nominating Group may submit a nomination in accordance with this Section 5A only if the Eligible Stockholder or Nominating Group (in the aggregate) has continuously Owned at least the Minimum Percentage of shares of common stock of the corporation (as adjusted for any stock splits, stock dividends, subdivisions, combinations, reclassifications, recapitalizations or similar events) throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to Own at least the Minimum Percentage of shares of common stock of the corporation through the date of the annual meeting (and any postponement or adjournment thereof). No shares may be attributed to more than one Eligible Stockholder. The following shall be treated as one Eligible Stockholder or one member of a Nominating Group if such Eligible Stockholder or member of a Nominating Group shall provide together with the Nomination Notice documentation that demonstrates compliance with the following criteria: (A) funds under common management and investment control; (B) funds under common management and funded primarily by the same employer; or (C) a “family of investment companies” or a “group of investment companies” (each as defined in or under the Investment Company Act of 1940, as amended).

(ii) For the avoidance of doubt, in the event of a nomination by a Nominating Group, any and all requirements and obligations for a given Eligible Stockholder (including, without limitation, each and every fund or company that comprises the Nominating Group) that are set forth in this Section 5A, including the minimum holding period, shall apply to each member of such Nominating Group; provided, however, that the Minimum Percentage of shares of common stock of the corporation shall apply to the Ownership of the Nominating Group in the aggregate. In the event that any stockholder withdraws from a Nominating Group at any time prior to the annual meeting of stockholders, the Nominating Group shall only be deemed to Own the shares held by the remaining members of that Nominating Group.

(iii) No stockholder shall be permitted to be in more than one Nominating Group, and if any stockholder appears as a member of more than one Nominating Group, or as a member of a Nominating Group and as a Nominating Stockholder without any such group, such stockholder shall be deemed to be a member of only the Nominating Group that has the largest Ownership position as reflected in the Nomination Notice and is not permitted to act as a Nominating Stockholder separate from such Nominating Group.

(e) Timely Nomination Notice. To be timely for purposes of this Section 5A, a Nomination Notice must be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting except where information or documents are required to be provided after the date the Nomination Notice is first submitted, as set forth in this Section 5A; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting, the Nomination Notice to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement (as defined in paragraph (h) of Section 5 of these Bylaws) of the date of such meeting is first made. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Nomination Notice.

(f) Nomination Notice. The Nomination Notice shall consist of, collectively, the following information, documents and agreements which shall, for avoidance of doubt, be compiled, completed and submitted by the Nominating Stockholder or its representatives at its own cost:

(i) with respect to the Nominating Stockholder or, in the case of a Nominating Group, each member of the Nominating Group, documentary evidence in the form of one or more written statements from the record holder of the shares of common stock of the corporation (and from each intermediary through which the shares are or have been held during the requisite three-year holding period, provided that each such intermediary must be a participant in the Depository Trust Company or an affiliate of a participant in the Depository Trust Company) and a representation from the Nominating Stockholder (or the Authorized Group Member on behalf of each member of a Nominating Group) verifying and certifying that, as of a date within seven calendar days prior to the date of the Nomination Notice, the Nominating Stockholder (individually or collectively, in the case of a Nominating Group) Owns, and has continuously Owned for the preceding three years, the Minimum Percentage of shares, and the Nominating Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, documentary evidence in the form of written statements from each record holder and intermediary and a representation from the Nominating Stockholder (or the Authorized Group Member on behalf of each member of a Nominating Group) verifying and certifying the Nominating Stockholder’s continuous Ownership (individually or collectively, in the case of a Nominating Group) of the Minimum Percentage of shares of common stock of the corporation through the record date;

(ii) an undertaking to provide immediate notice if the Nominating Stockholder ceases to Own the Minimum Percentage of shares of common stock of the corporation prior to the date of the annual meeting;

(iii) a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(iv) the written consent of each Stockholder Nominee to being named in the corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected, and a written statement of each Stockholder Nominee’s intention to serve as a director for the full term for which such person is to stand for election;

(v) a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each member of a Nominating Group):

(A) the information and other deliverables that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 5 of these Bylaws, as if the Nominating Stockholder were the proposing stockholder under that section;

(B) to the extent not included in the response to paragraph (A) above, a detailed description of all material relationships, between or among the Nominating Stockholder, on the one hand, and each Stockholder Nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K (or its successor Item) if the Nominating Stockholder were the “registrant” for purposes of such item and the Stockholder Nominee was a director or executive officer of such registrant;

(C) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(D) a representation and warranty that the Nominating Stockholder acquired the securities of the corporation in the ordinary course of business and did not acquire, and is not holding, securities of the corporation with the intent, for the purpose or with the effect of influencing or changing control of the corporation;

(E) a representation and warranty that the Nominating Stockholder has not nominated and an agreement that it will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s);

(F) a representation and warranty that the Nominating Stockholder has not engaged in and an agreement that it will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors;

(G) an agreement that the Nominating Stockholder will not use or distribute any proxy card other than the corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting;

(H) a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or Stock Exchange Rules;

(I) a representation and warranty that the Stockholder Nominee: (1) qualifies as independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors; and (2) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule), without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee;

(J) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in paragraph (d) of this Section 5A;

(K) an agreement that the Nominating Stockholder will continue to satisfy the eligibility requirements described in paragraph (d) of this Section 5A through the date of the annual meeting;

(L) the details of any position of the Stockholder Nominee as an officer or director of any competitor (i.e., any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the corporation or its affiliates) of the corporation, within the three years preceding the submission of the Nomination Notice;

(M) if desired by the Nominating Stockholder and subject to paragraph (g)(ii) of this Section 5A, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors. Any such statement shall not exceed 500 words and shall fully comply with Section 14 of the 1934 Act and the rules and regulations thereunder; and

(N) in the case of a nomination by a Nominating Group, the designation by all group members of one Authorized Group Member;

(vi) an executed agreement (which form of agreement shall be provided by the Secretary of the corporation upon written request), which must be submitted within ten days after the date on which the Secretary of the corporation provides the form of agreement, pursuant to which the Nominating Stockholder (including each member of a Nominating Group) agrees:

(A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B) to file any written solicitation or other communication with the corporation’s stockholders relating to one or more of the corporation’s directors or director nominees or any Stockholder Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C) to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the corporation, its stockholders or any other person, including, without limitation, the Nomination Notice;

(D) to indemnify and hold harmless (jointly with all other members of a Nominating Group, if applicable) the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any action, suit or proceeding (whether threatened, pending or completed), whether legal, judicial administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under or pursuant to this Section 5A;

(E) to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the corporation if information included in the Nomination Notice, or in any other communication by the Nominating Stockholder (including with respect to any member of a Nominating Group) with the corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), and promptly notify the corporation of the information that is required to correct the misstatement or omission; and

(F) in the event that the Nominating Stockholder (including any member of a Nominating Group) has failed to continue to satisfy the eligibility requirements described in paragraph (d) of this Section 5A, to promptly notify the corporation; and

(vii) an executed questionnaire, representation and agreement pursuant to paragraph (h) of this Section 5A (which forms of questionnaire, representation and agreement shall be provided by the Secretary of the corporation promptly upon written request), which must be submitted within ten days after the date on which the Secretary of the corporation provides the Nominating Stockholder (or the Authorized Group Member, in the case of a Nominating Group) the forms of questionnaire, representation and agreement.

The information and documents required by this paragraph (f) of Section 5A shall be provided with respect to and executed by the Nominating Stockholder (and each member of a Nominating Group), and provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item). The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this paragraph (f) of Section 5A (other than such information and documents required to be provided after the date the Nomination Notice is first submitted) have been delivered to or, if sent by mail, received by the Secretary of the corporation.

(g) Exclusion or Disqualification of Stockholder Nominees.

(i) If, after the deadline for submitting a Nomination Notice as set forth in paragraph (e) of Section 5A, a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing of the corporation’s definitive proxy statement, the corporation shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder.

(ii) Notwithstanding anything to the contrary contained in this Section 5A, the corporation may omit from its proxy materials any Stockholder Nominee, and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support) and communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting or that no vote will be held or occur as to such Stockholder Nominee, if:

(A) the corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors at the annual meeting pursuant to the advance notice requirements for stockholder nominees set forth in paragraph (c) of Section 5 of these Bylaws;

(B) the Nominating Stockholder has engaged in a “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors;

(C) the Nominating Stockholder or the Authorized Group Member, as applicable, or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted in accordance with this Section 5A;

(D) the Board of Directors, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation, or any applicable law, rule or regulation to which the corporation is subject, including the Stock Exchange Rules;

(E) the Stockholder Nominee is not independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors, in each case as determined by the Board of Directors;

(F) the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 5A at one of the corporation’s two preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 25% of the shares of common stock of the corporation entitled to vote for such Stockholder Nominee;

(G) the Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

(H) the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in paragraph (d) of this Section 5A, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under or pursuant to this Section 5A;

and in such case such nomination shall be disregarded and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee.

(iii) Notwithstanding anything to the contrary contained in this Section 5A, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if:

(A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; or

(C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

(iv) The corporation may solicit against, and include in the proxy statement its own statement in opposition to the nomination of the Stockholder Nominee and any other statement or information that the corporation or the Board of Directors determines in its discretion to include in the proxy statement relating to the Stockholder Nominee and/or the Nominating Stockholder, including, without limitation, information relating to any Compensation Arrangement and/or Voting Commitment, and any of the information provided pursuant to this Section 5A.

(h) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election as a director of the corporation pursuant to Section 5 or Section 5A of these Bylaws, the person proposed to be nominated must deliver or mail (in accordance with the time periods prescribed for delivery of notice under Section 5 or Section 5A, as applicable) to the Secretary of the corporation an executed questionnaire required of the corporation’s directors (in the form available from the Secretary of the corporation) with respect to the background and qualification of such person to serve as a director of the corporation and the background of any other person or entity on whose behalf the nomination is being made and an executed representation and agreement (in the form available from the Secretary) that such person: (i) is not and will not become a party to (A) any Voting Commitment that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any Compensation Arrangement that has not been disclosed to the corporation; (iii) if elected as a director of the corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the corporation; (iv) if elected as a director of the corporation, will comply with all applicable laws (including, without limitation, fiduciary duty requirements), policies and guidelines of the corporation, including, without limitation, those relating to stock ownership, corporate governance, conflict of interest, confidentiality and securities trading; (v) if elected as a director of the corporation, will act in the best interests of the corporation and its stockholders and not in the interests of individual constituencies; (vi) if elected as a director of the corporation, intends to serve as a director for the full term for which such person is to stand for election; and (vii) will promptly provide to the corporation such other information as it may reasonably request.

SECTION 6. SPECIAL MEETINGS.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or (iv) by the Secretary of the corporation at the request of the holders of the shares entitled to cast not less than ten percent (10%) of the votes at a meeting of stockholders (assuming all shares entitled to vote at such meeting were present and voted), and shall be held at such place, if any, on such date, and at such time as the Board of Directors shall fix.

(b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted and the information required in paragraph (b) or (c) of Section 5 of these Bylaws, as applicable, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. The Board of Directors shall determine the date, time and place, if any, of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the Secretary of the corporation receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) any identical or substantially similar item of business as specified in the special meeting request. For purposes of this paragraph (b) of Section 6, the election or removal of directors shall be deemed a “similar item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary of the corporation, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. Upon determination of the date, time and place (if any) of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

(c) In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting if the stockholder delivers notice of such nomination to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or, in the event public announcement of the date of such special meeting is first made by the corporation fewer than seventy (70) days prior to the date of such special meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such notice shall contain all such information required to be included, and such otherwise comply with, a stockholder’s notice of nomination delivered pursuant to paragraph (c) of Section 5. For the avoidance of doubt, stockholders are not permitted to nominate persons for election to the Board of Directors pursuant to Section 5A at a special meeting of stockholders.

(d) Nothing contained in this Section 6 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

SECTION 7. NOTICE OF MEETINGS. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of stockholders may be postponed and any special meeting of stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 8. QUORUM. At all meetings of stockholders, except where otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

SECTION 9. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders, whether annual or special, may be adjourned from time to time, whether or not a quorum is present, either by the chairman of the meeting (for any or no reason) or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, if any, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 7. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date for determination of stockholders entitled to vote at the meeting is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

SECTION 10. VOTING AND PROXIES. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date for determining stockholders entitled to vote, as determined in accordance with Section 37 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by a proxy granted in accordance with Delaware law. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, any question or matter submitted to a vote of stockholders shall be approved by the holders of a majority of the votes cast thereon; provided, however, directors shall be elected by a plurality of the votes cast if, as of the date of the meeting of the stockholders, the number of nominees exceeds the number of directors to be elected. In relation to the election of a director at a meeting where the number of nominees does not exceed the number of directors to be elected, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election, with votes cast including votes to withhold authority in each case and excluding abstentions with respect to that director’s election. Notwithstanding anything to the contrary set forth in these Bylaws, (x) the non-binding advisory vote with respect to executive compensation pursuant to Section 14A(a)(1) of the 1934 Act, and the rules and regulations promulgated thereunder, shall require the affirmative vote of a majority of the votes cast thereon, and (y) the non-binding advisory vote, pursuant to Section 14A(a)(2) of the 1934 Act, and the rules and regulations promulgated thereunder, with respect to the determination as to whether the vote described in the preceding clause (x) shall occur every one (1), two (2) or three (3) years shall be decided by a plurality of the votes cast. For purposes of this Section 10, neither abstentions nor broker non-votes shall count as votes cast. In the event the corporation receives proxies for disqualified or withdrawn nominees for the Board of Directors, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions. Any stockholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

SECTION 11. JOINT OWNERS OF STOCK. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, its, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

SECTION 12. LIST OF STOCKHOLDERS. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 12 or to vote in person or by proxy at any meeting of stockholders.

SECTION 13. ACTION WITHOUT MEETING. Unless otherwise provided in the Certificate of Incorporation, no action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

SECTION 14. ORGANIZATION.

(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on attendance at or participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, removal of any stockholder or individual who refuses to comply with meeting procedures, rules or guidelines, and restrictions on the use of audio/video recording devices, cell phones and other electronic devices. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

SECTION 15. NUMBER AND TERM OF OFFICE. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation.

SECTION 16. POWERS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

SECTION 17. CLASSES OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes as provided in the Company’s Certificate of Incorporation, as amended from time to time.

SECTION 18. VACANCIES. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

SECTION 19. RESIGNATION. Any director may resign at any time by electronic transmission or by delivering his or her written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective when delivered. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

SECTION 20. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock, no director shall be removed without cause. Subject to any limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the “Voting Stock”).

SECTION 21. MEETINGS.

(a) ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b) REGULAR MEETINGS. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all directors.

(c) SPECIAL MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place, if any, within or without the State of Delaware whenever called by the Chairman of the Board, the President or any two of the directors.

(d) MANNER OF PARTICIPATION. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of video conference, conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e) NOTICE OF MEETINGS. Notice of the time and place, if any, of all special meetings of the Board of Directors shall be given orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting.

SECTION 22. QUORUM AND VOTING.

(a) Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 43 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

SECTION 23. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission (including, for the avoidance of doubt, email consent without a signature), and such writing or writings (or electronic transmission(s)) are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 24. FEES AND COMPENSATION. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

SECTION 25. COMMITTEES.

(a) EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.

(b) OTHER COMMITTEES. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) TERM. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 25 may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death, voluntary resignation from the committee or from the Board of Directors, removal from such committee or the Board of Directors, or disqualification as a director or member of the committee. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal, disqualification or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) MEETINGS. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places, if any, as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place, if any, which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place, if any, of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place, if any, of special meetings of the Board of Directors. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

SECTION 26. ORGANIZATION; CHAIRMAN OF THE BOARD OF DIRECTORS.

(a) At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b) The Chairman of the Board of Directors, when present, or another person designated by the Chairman of the Board of Directors, shall preside at all meetings of the stockholders. The Chairman of the Board of Directors shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (b) of Section 28 hereof.

ARTICLE V

OFFICERS

SECTION 27. OFFICERS DESIGNATED. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

SECTION 28. TENURE AND DUTIES OF OFFICERS.

(a) GENERAL. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) DUTIES OF PRESIDENT. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(c) DUTIES OF VICE PRESIDENTS. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(d) DUTIES OF SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him or her in these Bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e) DUTIES OF CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

SECTION 29. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

SECTION 30. RESIGNATIONS. Any officer may resign at any time by electronic transmission or by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

SECTION 31. REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND

VOTING OF SECURITIES OWNED BY THE CORPORATION

SECTION 32. EXECUTION OF CORPORATE INSTRUMENTS. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, and such execution or signature shall be binding upon the corporation. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors. All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 33. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations or entities owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

SECTION 34. FORM AND EXECUTION OF CERTIFICATES. Shares of the capital stock of the corporation shall be represented by certificates; provided, however, the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President, and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such holder in the corporation. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Any or all of the signatures on the certificates may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

SECTION 35. LOST CERTIFICATES. A new certificate or certificates or uncertificated shares may be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, the owner of such lost, stolen, or destroyed certificate or certificates, or its, his or her legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 36. TRANSFERS.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares (or, in the case of uncertificated shares, in accordance with applicable law).

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law.

SECTION 37. FIXING RECORD DATES. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

SECTION 38. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

SECTION 39. EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

SECTION 40. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 41. DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

SECTION 42. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

SECTION 43. INDEMNIFICATION OF DIRECTORS, EXECUTIVE OFFICERS, OTHER OFFICERS, EMPLOYEES AND AGENTS.

(a) DIRECTORS AND EXECUTIVE OFFICERS. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent permitted by the General Corporation Law; provided, however, the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; provided, further, the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized in the first instance by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the General Corporation Law or (iv) such indemnification is required to be made under paragraph (d) of this Section 43.

(b) OTHER OFFICERS, EMPLOYEES AND AGENTS. The corporation shall have power to indemnify its other officers, employees and agents to the fullest extent permitted by the General Corporation Law.

(c) EXPENSES. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or executive officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by such person in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Section 43 or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 43, no advance shall be made by the corporation to an executive officer of the corporation or to any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, (except by reason of the fact that such person is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Section 43 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the person entitled thereto. Any right to indemnification or advances granted by this Section 43 to such person shall be enforceable by or on behalf of such person in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled, to the fullest extent permitted by law, to be paid also the expense of prosecuting his or her claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

(e) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Section 43 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the General Corporation Law.

(f) SURVIVAL OF RIGHTS. The rights conferred on any person by this Section 43 shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation (or who has ceased to serve, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall inure to the benefit of the heirs, executors and administrators of such person.

(g) INSURANCE. To the fullest extent permitted by the General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 43.

(h) AMENDMENTS. Any repeal or modification of this Section 43 shall only be prospective and shall not affect the rights under this Section 43 in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) SAVING CLAUSE. If this Section 43 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent permitted by any applicable portion of this Section 43 that shall not have been invalidated, or by any other applicable law.

(j) CERTAIN DEFINITIONS. For the purposes of this Article XI, the following definitions shall apply: (1) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. (2) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding. (3) The term “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. (4) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise. (5) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article XI.

ARTICLE XII

NOTICES

SECTION 44. NOTICES.

(a) NOTICE TO STOCKHOLDERS. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to its, his or her last known post office address as shown by the stock record of the corporation or its transfer agent, or by electronic transmission in accordance with applicable law.

(b) NOTICE TO DIRECTORS. Any notice required to be given to any director may be given personally or by any method stated in subsection (a); provided that any notice delivered by mail shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) AFFIDAVIT OF MAILING OR ELECTRONIC TRANSMISSION. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the corporation that notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d) TIME NOTICES DEEMED GIVEN. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by electronic transmission shall be deemed to have been given as provided by applicable law.

(e) METHODS OF NOTICE. It shall not be necessary that the same method of giving notice be employed in respect of all directors or stockholders, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(f) FAILURE TO RECEIVE NOTICE. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent such stockholder or such director in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

(g) NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL. Whenever notice is required to be given, under any provision of law, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(h) NOTICE TO PERSON WITH UNDELIVERABLE ADDRESS. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or these Bylaws, to any stockholder to whom (i) notice of two (2) consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such stockholder during the period between such two (2) consecutive annual meetings, or (ii) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such stockholder at its, his or her address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the corporation a written notice setting forth its, his or her then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

(i) WAIVER. Whenever notice is required to be given under any provision of the General Corporation Law, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE XIII

AMENDMENTS

SECTION 45. AMENDMENTS. Subject to paragraph (h) of Section 43 of these Bylaws, these Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal these Bylaws.

ARTICLE XIV

LOANS TO OFFICERS

SECTION 46. LOANS TO OFFICERS. The corporation may, in accordance with applicable law, lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE XV

FORUM FOR ADJUDICATION OF DISPUTES

SECTION 47. FORUM FOR ADJUDICATION OF DISPUTES.

(a) Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law or the Certificate of Incorporation or these Bylaws, (4) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine shall, in each instance, be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware (the “Delaware Forum Provision”). The Delaware Forum Provision shall not apply to any claims arising under the 1934 Act or the Securities Act of 1933, as amended.

(b) In addition, unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act of 1933, as amended.

(c) If any action the subject matter of which is within the scope of Section 47(a) or Section 47(b) above is filed in a court other than the courts designated in Section 47(a) or Section 47(b), respectively, (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (1) the personal jurisdiction of the Court of Chancery of the State of Delaware, the Superior Court of the State of Delaware and the United States District Court for the District of Delaware, as applicable, in connection with any action brought in any such courts to enforce Section 47(a) above, (2) the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any courts to enforce Section 47(b) above (under either Section, an “Enforcement Action”), and (3) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(d) Any person purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 47.